UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2008

PERINI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

1-6314	04-1717070
(Commission File Number)	(IRS Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

(508) 628-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 2, 2008, Perini Corporation (the “Company”) entered into an agreement to consummate a business combination transaction with Tutor-Saliba Corporation (“Tutor-Saliba”). The transaction was announced in a press release dated April 2, 2008, which was filed as an exhibit to a separate current report on Form 8-K filed by the Company on April 2, 2008.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statements to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by the Company regarding the Company, Tutor-Saliba and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). In addition, shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting the Company’s Investor Relations at 310-477-9800.

Participants in the Transaction

The Company, Tutor-Saliba and their directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the participants in the solicitation and a description of their direct and indirect interests will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission by the Company. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company, who can be contacted as described above.

Item 9.01	Exhibits

(d)

Exhibit 99.1	Presentation slides to be discussed during investor conference call, April 3, 2008

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 3, 2008.

PERINI CORPORATION

/s/ Kenneth R. Burk
By:	Kenneth R. Burk
Its:	Senior Vice President and Chief Financial Officer